                                 EXHIBIT 10.28 Confidential portions of this document have been omitted and have been filed separately with the Securities and
                                                 Exchange Commission.

                                 DATA I/O CORPORATION
                        SYNARIO DIVISION PROCEEDS SHARING PLAN

1.  PURPOSE

    Data I/O Corporation (the "Company") has adopted this Plan to increase the incentive of the employees of the Company's Synario division or any subsidiary formed to continue the operations of that division (the "Division") to maximize the value of the Division. The Division currently supports three software products: Synario, ABEL and ECS.

2.  DEFINITIONS

    "Aggregate Minimum Price" means the sum of the Minimum Prices for each Software Line included in the Qualifying Sale.

    "Allocated Amount" means, with respect to each Participant, the amount equal to the product of the Total Pool multiplied by the Allocation Percentage for such Participant.

    "Allocation Percentage" means the percentage of the Total Pool awarded by the Plan Administrator to Participants; each Participant shall be advised of his or her Allocation Percentage in a letter from the Company.

    "Closing Date" means the final closing of the Qualified Sale.

    "Employee" means an employee of the Company working in the Division; PROVIDED, HOWEVER, that an individual working in the Division solely on a temporary or contract basis shall not be deemed an Employee eligible to participate in this Plan.

    "Letter of Intent" means a letter of intent or other similar written agreement in principle between the Company and the prospective buyer of any or all of the Software Lines, which sets forth the essential terms of a Qualifying Sale.

    "Minimum Price" means the following minimum sale prices for each Software Line, as adjusted to reflect any additional investment made by the Company in connection with any acquisition of a product, technology or business which becomes part of the Division:

         Software Line            Minimum Price
         -------------            -------------
         Synario                  CONFIDENTIAL
         ABEL                     CONFIDENTIAL
         ECS                      CONFIDENTIAL

    "Net Proceeds" means the amount equal to the Purchase Price net of all costs of the Qualifying Sale, including, without limitation, any sales taxes, commissions and accountants', attorneys' and other fees which the Company is obligated to pay. Net Proceeds shall be determined by the Plan Administrator in its sole discretion, which determination shall be final and binding on all Participants.

    "New Eligible Employee" means an Employee hired after January 31, 1996 meeting the requirements in Section 5(a) and designated by the Plan Administrator to be a Participant.

    "Participant" means any Employee selected from time to time by the Plan Administrator to be a participant in this Plan; PROVIDED, HOWEVER, that an Employee shall cease to be a Participant if he or she (i) is not employed full-time or part-time in the Division on the Closing Date or (ii) refuses to assist the Company or the Buyer for a minimum of ninety (90) days after the Closing Date (the "Transition Period") if asked by the Company or the Buyer to do so.
If an Employee does not agree to assist the Company or the Buyer during the Transition Period, such Employee ceases to be a Participant and his or her right to


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

                                                 Confidential portions of this
                                                 document have been omitted and
                                                 have been filed separately
                                                 with the Securities and
                                                 Exchange Commission.

participate in this Plan shall immediately terminate. Notwithstanding the foregoing, (a) a full-time Employee shall not cease to be a Participant if such Employee is asked to assist the Company or the Buyer during the Transition Period on less than a full-time basis and such Employee refuses such request and
(b) a part-time Employee shall not cease to be a Participant if such Employee is asked to assist the Company or the Buyer during the Transition Period on more than a part-time basis and such Employee refuses such request.

    "Purchase Price" means the total consideration received or to be received by the Company from a Qualifying Sale, whether paid in cash, promissory notes, securities or other property. With respect to noncash consideration, the fair market value of such consideration for the purpose of calculating the Purchase Price shall be determined by the Plan Administrator in its sole discretion, which determination shall be final and binding on all Participants.

    "Qualifying Sale" means a sale by the Company of assets or of all outstanding securities, if any, of the Division which (i) includes the sale of all or substantially all of the assets associated with the design, support, manufacture and sale of both the Synario and ECS Software Lines, (ii) has Net Proceeds greater than the Aggregate Minimum Price and (iii) has a Closing Date occurring (x) on or after January 31, 1996 and (y) on or prior to the expiration of the Term or, if subsequent to such expiration, pursuant to a Letter of Intent executed and delivered on or prior to such expiration; PROVIDED, HOWEVER, that a sale shall not be deemed a Qualifying Sale if the closing of such sale occurs pursuant to a Letter of Intent executed and delivered on or prior to January 31, 1996.

    "Software Lines" means the Division's Synario, ECS and ABEL software product lines.

    "Term" means the period beginning on January 31, 1996 and ending on the later of (i) December 31, 1997 and (ii) the expiration or termination of any Letter of Intent executed and delivered on or prior to December 31, 1997.

    "Total Pool" means the amount equal to the product of (i) 0.25 and (ii) the Net Proceeds minus the Aggregate Minimum Price.


3.  ELIGIBILITY

    All Employees are eligible for selection by the Plan Administrator to participate in the Plan. The right to participate in this Plan of any Participant shall terminate immediately upon termination of employment of the Participant by the Division before the Closing Date for any reason whatsoever, including death or disability.

4.  TERMS AND CONDITIONS OF DISTRIBUTIONS

    (a) ALLOCATION OF TOTAL POOL. Prior to the Closing Date, once per year the Plan Administrator may review the Allocation Percentage of each Participant and make such adjustments as the Plan Administrator may deem appropriate based upon such Participant's performance.

    (b) FORM AND TIME OF DISTRIBUTION. Distribution of Allocated Amounts shall be as follows:

         (i) To the extent that cash constitutes any or all of the Total Pool, the same percentage of the Allocated Amount shall be distributed in cash, subject to subsections (iii) or (iv) below, as applicable.

         (ii) To the extent that noncash consideration constitutes any or all of the Total Pool, the form, amount and time of distribution of such noncash consideration shall be determined by the Plan Administrator, which determination shall be final and binding on all Participants. The Plan Administrator shall have the sole discretion to determine what portion, if any, of the noncash consideration of the Total Pool shall be distributed to the Participants; PROVIDED, HOWEVER, that if the Plan Administrator determines that any portion of such noncash consideration shall not be distributed to the Participants,

                                                 Confidential portions of this
                                                 document have been omitted and
                                                 have been filed separately
                                                 with the Securities and
                                                 Exchange Commission.

the Plan Administrator shall (1) determine the fair market value of such noncash consideration, which determination shall be final and binding on Participants, and (2) distribute to each Participant the corresponding portion of his or her Allocated Amount in cash or cash equivalents based upon such fair market value, subject to subsections (iii) or (iv) below, as applicable.

         (iii) Subject to subsection (ii) of this Section 4(b), if the Purchase Price shall be paid in full to the Company on or prior to the Closing Date, the Company shall, within sixty (60) days after the Closing Date, distribute to each Participant his or her Allocated Amount in full.

         (iv) To the extent that payment of all or part of the Purchase Price shall be deferred and subject to subsection (ii) of this Section 4(b), the Company shall distribute to each Participant the corresponding portion of his or her Allocated Amount within sixty (60) days after the Company's receipt of each such deferred payment. For example, if one half of the Purchase Price is to be paid on the Closing Date and the remaining half is to be paid six months thereafter, the Company would distribute to each Participant one half of such Participant's Allocated Amount within sixty (60) days of the Closing Date and the remaining half of such Allocated Amount within sixty (60) days after the Company receives the second payment six months later.

         (v) Notwithstanding anything to the contrary in this Plan, (1) the distribution of any sums under this Plan may be delayed until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Internal Revenue Code have been met and (2) the Company shall withhold all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its sole discretion, determines to result from any payment made under this Plan; PROVIDED, HOWEVER, that any noncash distribution to be made under this Plan shall be contingent upon the Participant's payment to the Company in cash of all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its sole discretion, determines to result from any such distribution.


5.  NEW EMPLOYEES AND ADDITIONAL DISTRIBUTIONS

    (a) NEW EMPLOYEES. The Plan Administrator shall have the right to designate a New Eligible Employee to participate in this Plan and shall determine the Allocation Percentage for any such New Eligible Employee. A New Eligible Employee shall have the right to participate in the Plan as a "Participant" with all the rights and obligations of a Participant hereunder.

    (b) ADDITIONAL DISTRIBUTIONS. If the sum of the Allocation Percentages of all Participants shall be less than one hundred percent (100%), such shortfall shall be allocated among Participants on a pro rata basis based on the Allocation Percentage of each Participant.


6.  EFFECTIVE DATE; TERM

    This Plan shall be effective as of January 31, 1996. After the expiration of the initial Term, the Plan Administrator shall have the option to renew this Plan for successive one year Terms. Termination of this Plan shall not terminate the right to any distribution due pursuant to a Qualifying Sale which closes (x) prior to the expiration of the Term or (y) pursuant to a Letter of Intent executed and delivered on or prior to the expiration of the Term.

                                                 Confidential portions of this
                                                 document have been omitted and
                                                 have been filed separately
                                                 with the Securities and
                                                 Exchange Commission.

7.  NO RIGHT TO BE A PARTICIPANT OR TO EMPLOYMENT

    Whether or not any Employee is to be a Participant shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate in this Plan. Neither this Plan nor the designation or distribution of an Allocated Amount shall in any way constitute any form of agreement or understanding binding on the Company, express or implied, that the Company will employ or contract with a Participant for any length of time, nor shall it interfere in any way with the Company's right to terminate a Participant's employment at any time, which right is hereby reserved.


8.  INDEMNIFICATION OF PLAN ADMINISTRATOR

    Members of the Plan Administrator and all persons authorized to administer any aspect of this Plan by delegation by the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit, investigation or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any distribution made under this Plan, and against all amounts paid by them in settlement thereof, except to the extent that such expenses relate to matters for which it is adjudged that such person is liable for willful misconduct.


9.  ADMINISTRATION AND AMENDMENT OF PLAN

    This Plan shall be administered by the Board of Directors of the Company or any committee thereof appointed to administer this Plan, which is referred to herein as the "Plan Administrator." Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan;
(b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the form and timing of payments under this Plan; (f) determine which Employees will be Participants in this Plan; (g) determine all other terms and conditions of this Plan; and (h) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all Participants in this Plan and on their legal representatives, heirs and beneficiaries. The Plan Administrator may, at any time, modify, amend or terminate this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED, HOWEVER, that after the Closing Date, no amendment shall be made which has the effect of reducing the benefits afforded to Participants as of the Closing Date.

Date Approved by Board of Directors of Company:  December 12, 1995


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